Exhibit 6.10

ROCKING HORSE - LOAN AGREEMENT

Lender:	Rocking Horse Nominees Pty Ltd (ACN: 608 184 916) as trustee for the Rocking Horse Unit Trust (ABN: 31 577 512 901)
Address	Level 14, 5 Martin Place, Sydney NSW 2000 (Note: this address will be used for services of notices)
Contact Details	Name	Brad Leahy
	Phone	+61 458 770 075
	Email	brad@rockinghorsegroup.com.au

Borrower:	Emerald Health Pharmaceuticals Australia Pty Ltd
ABN	18 622 211 812
Address	58 Gipps Street, Collingwood VIC 3066 (Note: this address will be used for services of notices)
Contact Details	Name	Lisa Sanford
	Phone	+1. 858.251.6151
	Email	lsanford@emeraldpharma.life

LOAN DETAILS
Amount of Advance	$1,200,000
Approved Tax Agent	cosec
Minimum Interest Charge	$45,716.83 (based on Minimum Term)
Minimum Term	Term of Loan to extend at least 91 days.
Establishment Fee	$14,400 + GST.
Interest Rate	1.25% per month.
Lodgement Date	The date five months after the Borrowers financial year end.
Security Documents	This Agreement. The General Security Deed. Any other document designated in writing by the Lender to be a “Security Document” on or before the date of this Agreement.
Lenders Bank Account	Name	ROCKING HORSE NOMINEES PTY LTD ATF ROCKING HORSE UNIT TRUST
	Bank	NAB
	BSB	082-057
	Account	95-709-9422

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The Lender has agreed to lend to the Borrower and the Borrower has agreed to borrow from the Lender, the amount of the Advance on the attached terms and conditions.

By signing this Agreement, the Borrower confirms that the attached terms and conditions have been read, are fully understood and have been agreed by it.

Executed by Rocking Horse Nominees Pty Ltd as trustee for the Rocking Horse Unit Trust in accordance with section 127 of the Corporations Act 2001 (Cth) by its authorised officers:

/s/ M Allen	/s/ B Sebel
Signature of Director	Signature of Director/Secretary
M Allen	B Sebel

Executed by Emerald Health Pharmaceuticals Australia Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by its authorised officers:

/s/ Lisa Sanford	/s/ Jim DeMesa
Signature of Director	Signature of Director/Secretary

Lisa Sanford	Jim DeMesa
Name	Name

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LOAN TERMS AND CONDITIONS

1.	Definition and Interpretation

1.1	In this Agreement, unless the contrary intention appears and in addition to the terms defined in the Loan Details, the following words have the following meanings:

Term:	Definition:

Advance	the advance made to the Borrower under this Agreement.

Agreement	the agreement recorded in this document.

Amount Outstanding	at any time and from time to time, the amount of:

●	the Advance that remains unpaid; and

●	any amounts added to the outstanding Advance amount under clause 3.

ATO	Australian Taxation Office.

Business Day	a day that is not a Saturday, Sunday, public holiday or bank holiday in New South Wales.

Conditions Precedent	the matters about which the Lender must be satisfied before the Advance will be made (as specified in writing by the Lender to the Borrower on or before the date of this Agreement).

Controller	has the meaning given to that term under the Corporations Act.

Corporations Act	Corporations Act 2001 (Cth).

Costs	includes costs, charges and expenses, including those incurred in connection with legal and other advisers on a fully indemnity basis.

Event of Default	any one or more of the events, omissions or occurrences specified in clause 7.1.

General Security Deed	the deed of that name to be dated on or about the date of this Agreement between the Borrower and the Lender pursuant to which the Borrower grants the Lender a Security Interest over all present and after acquired property of the Borrower, in a form acceptable to the Lender.

Governmental Agency	any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

Insolvency Event	the occurrence of any of the following events in respect of the Borrower:

●	it becomes (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);

●	it has a Controller appointed to its property or it is in liquidation, in provisional liquidation, under administration or wound up;

●	it becomes subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Lender);

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●	an application or order is made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 Business Days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of the above;

●	any event designated as an Insolvency Event under a Security Document;

●	it is otherwise unable to pay its debts when they fall due; or

anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the above paragraphs of this definition.

Interest Payment Date	for each calendar month until the Amount Outstanding is fully paid, the same day of the month as the day of the month on which the Advance was paid to the Borrower, but if that is not a Business Day the preceding Business Day.

Interest Period	●	initially, the period commencing on (and including) the Drawdown Date and ending on (and including) the first occurring Interest Payment Date; and

	●	otherwise, each period commencing on (and including) the Business Day immediately following the previous Interest Payment Date and ending on (and including) the next occurring Interest Payment Date.

PPS Law	the Personal Property Securities Act 2009 (Cth).and any regulation made at any time under that Act, including the PPS Regulations (each as amended from time to time).

Refund	The amount refunded to the Borrower by the ATO for the financial year in respect of which the Advance is made.

Repayment Date	The earlier of:

●	the date twenty-one Business Days after the notice of assessment is issued by the ATO to the Borrower for the financial year in respect of which the Advance is made; and

●	the date on which an Event of Default occurs; and

●	30 November 2020.

Security Interest	●	‘Security Interest’ (as defined in the PPS Law);

●	security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge lien, pledge, trust, power or title retention arrangement, right of set-off, assignment of income, garnishee order or monetary claim and flawed deposit arrangements); or

●	thing or preferential interest or arrangement of any kind giving a person or preference over claims of other persons or creditors with respect to any property or asset; and

●	any agreement to create any of them or allow them to exist.

Supporting Documents	the documents required to be supplied by the Borrower to the Lender before the Advance will be made (as specified in writing by the Lender to the Borrower at the time of this Agreement).

Tax	any tax, levy, impost, charge and duty (including stamp and transaction duties) imposed by any Governmental Agency together with any related interest, penalties, fines and expenses in connection with them, except if imposed on, or calculated having regard to, the net income of the Lender.

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1.2	In this Agreement, unless the context otherwise requires:

(a)	the singular includes the plural and vice versa;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a party to this Agreement, includes the party's executors, administrators, successors and permitted assigns and substitutes;

(d)	a reference to a person includes a natural person, partnership, body corporate, association, Governmental Agency or other entity;

(e)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(f)	the meaning of general words is not limited by specific examples introduced by “including”, “for example” or similar expressions;

(g)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it;

(h)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day; and

(i)	headings are for ease of reference only and do not affect interpretation.

2.	Advance

2.1	The Lender will pay the Advance to the Borrower within three Business Days of the Lender:

(a)	having received all of the Supporting Documents; and

(b)	having confirmed in writing to the Borrower that the Conditions Precedent have been satisfied to the satisfaction of the Lender.

3.	Interest

3.1	Interest accrues, and is payable by the Borrower, on the Amount Outstanding (or so much of the Amount Outstanding that remains unpaid from time to time) at the Interest Rate.

3.2	This interest:

(a)	accrues and compounds daily from (and including) the date on which the Advance is paid to the Borrower (on the basis of a 365-day year); and

(b)	accrues (both before and after any judgment) until the Amount Outstanding is paid in full.

3.3	Interest, which is not paid when due for payment on an Interest Payment Date, will be added to the Amount Outstanding as at that Interest Payment Date.

4.	Repayment

4.1	The Borrower must repay to the Lender the Amount Outstanding on or before the Repayment Date.

4.2	In the event that the Refund credited to the Lender is greater than the Amount Outstanding the Lender will refund the excess to the Borrower’s nominated bank account.

4.3	Within 48 hours of the Repayment Date, all amounts received by the Lender from or in respect of the Borrower will be applied as follows:

(a)	first: towards meeting any unpaid interest due from prior Interest Payment Dates (including any such interest that has been compounded pursuant to clause 3.3);

(b)	second: in reduction of the Amount Outstanding; and

(c)	third: by way of refund to the Borrower in accordance with clause 4.2.

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4.4	A payment made to the Lender pursuant to this Agreement (including by way of reimbursement) must be made:

(a)	in Australian currency and in immediately available funds;

(b)	in full without set-off or counterclaim and without any deduction in respect of Taxes unless prohibited by law; and

(c)	to the Lender’s Bank Account.

4.5	The Lender will receive and hold any Refund as referred to in clause 5.1(a) as trustee for the Borrower, and will apply such amount as provided in clause 4.3.

5.	Representations and Warranties

5.1	The Borrower represents and warrants to the Lender, except in relation to matters disclosed to the Lender by the Borrower and accepted by the Lender in writing, that on the date of this Agreement:

(a)	it has listed, or will list the Lender’s bank account as the recipient of any refund of credits for research and development expenditure incurred in a financial year in which the Advance is made;

(b)	it has fully disclosed to the Lender in writing all facts material for disclosure in the context of this Agreement;

(c)	it is not the trustee of any trust;

(d)	it holds full and beneficial title and interest in all of its assets;

(e)	all facts and information contained in any report or other document given to the Lender any time by it or on its behalf in connection with the Advance are true, accurate, complete and up-to-date in all material respects;

(f)	nothing has occurred and no information has been given or withheld by it that results in the information provided by it being untrue or misleading in any material respect;

(g)	it is duly incorporated and has the corporate power to own its property and to carry on its business as it is now being conducted;

(h)	the execution delivery and performance of the Security Documents does not violate its constitution;

(i)	it has the power and has taken all corporate and other action and passed all resolutions required to enter into the Security Documents and to authorise the execution and delivery of this Agreement and the Security Documents and the performance of its obligations under the Security Documents;

(j)	its execution, delivery and performance of the Security Documents does not violate any existing law or regulation or any document to which it is a party;

(k)	its obligations under the Security Documents are valid and binding and are enforceable against it in accordance with their terms subject to any stamping and any necessary registration;

(l)	it benefits by entering into the Security Documents;

(m)	all corporate notices and all registrations with the Australian Securities and Investments Commission and Personal Properties Securities Register are current, complete and accurate;

(n)	there are no reasonable grounds to suspect that it is unable to pay its debts as and when they become due and payable;

(o)	all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by it in connection with the execution, delivery and performance of the Security Documents in its personal capacity have been obtained and are valid and subsisting;

(p)	no Event of Default exists;

(q)	it is not in breach or default of any document or obligation to which it is a party or by which it is bound, or in respect of any financial commitment or obligation, which breach or default is reasonably likely to adversely affect the ability of it to comply with its obligations under the Security Documents;

(r)	no litigation, administrative or other proceedings before a Governmental Agency or court have been initiated or threatened against it or any of its assets which would or might have a material adverse effect upon its business, assets or financial condition;

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(s)	the execution and delivery of any Security Document and the performance of any of the transactions contemplated by a Security Document will not contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, licence, permit or consent by which it is bound or affected;

(t)	no registration, recording, or filing of this Agreement, no payment of any tax or duty (other than stamp duty), and no other action is necessary or desirable to ensure the validity, enforceability, or priority of its liabilities and obligations or the rights of the Lender under this Agreement (other than the registration of the Security Interest created under the Security Documents on the register created under the PPS Law);

(u)	there has been no material adverse change in its financial condition since the date of advance of the Loan;

(v)	there has been no substantial change in the scope or nature of its business from that disclosed in writing to the Lender;

(w)	it has complied with all material laws and regulations applicable to it or its business; and

(x)	it has paid all Taxes due and payable by it.

5.2	The representations and warranties in this clause 5 are taken to be also made (by reference to the then current circumstances) on the date on which:

(a)	the Advance is paid to the Borrower; and

(b)	on each Interest Payment Date.

5.3	The Borrower acknowledges that the Lender has entered into the Security Documents to which it is a party in reliance on the representations and warranties in this clause 5.

6.	Undertakings

6.1	The Borrower undertakes to the Lender:

(a)	to use the services of the Approved Tax Agent;

(b)	to direct the Approved Tax Agent to seek approval to lodge the Borrower’s tax return on or before the Lodgement Date with the ATO in an approved form and with the Lender’s bank account details listed in the section nominating the recipient of any refund of credits for research and development expenditure incurred in a financial year in which the Advance is made;

(c)	that the tax return will not be lodged with the ATO without the Lender’s written approval and that, once lodged, to notify the Lender in writing of the date of lodgement;

(d)	to direct the Approved Tax Agent to provide a written undertaking to the Lender that the Lender’s bank account details will be listed in the section of the Borrower’s tax return nominating the recipient of any refund credits and that this nomination of bank account details will not be amended without the written approval of the Lender;

(e)	to provide the Approved Tax Agent with an irrevocable authority to supply to the Lender with:

(i)	any information regarding the financial circumstances of the Borrower; and

(ii)	the lodgement status of the Borrower’s taxation return, on a monthly basis and as requested by the Lender;

(f)	to comply with its obligations under the Security Documents and the requirements of all laws and requirements of any Government Agency affecting it;

(g)	to take or defend all legal proceedings or other action as the Lender thinks necessary for the protection or recovery of any property secured by the Security Documents;

(h)	to supply to the Lender promptly any information regarding the financial condition, business and operations of each Security Provider or the property subject to a Security Document as the Lender may reasonably request;

(i)	to ensure that all information provided to the Lender in connection with the Security Documents is true in all material respects as at the date that the information is provided;

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(j)	in relation to anything required under the Security Documents, to execute any document that may require execution, including such documents as are necessary or in the reasonable opinion of the Lender desirable to perfect security over any of the property secured by the Security Documents;

(k)	to take all actions necessary:

(i)	to ensure that a notice under section 601AB of the Corporations Act is not given in connection with it;

(ii)	to maintain its corporate existence and the existence of each of its subsidiaries (if any);

(l)	not to transfer its jurisdiction of incorporation or place of domicile for tax purposes;

(m)	not to merge or consolidate with any other person without the prior consent of the Lender;

(n)	not to enter into liquidation or otherwise cancel, reduce or redeem its capital funds;

(o)	to carry on its business in a proper and efficient manner, including:

(i)	pay all its indebtedness when due; and

(ii)	comply with all consents and obligations binding on it by law, contract or otherwise;

(p)	obtain and renew at the proper times all licences, permits, approvals, and other documents necessary or desirable in relation to a Security Provider’s business and the conduct of that business.

(q)	maintain authorisations to obtain, renew on time and comply with the terms of each authorisation necessary for it to:

(i)	enter into the Security Documents to which it is a party, comply with its obligations under them and allow them to be enforced; and

(ii)	perform its obligations under the Security Documents;

(r)	if it becomes aware that an Event of Default has occurred, to notify the Lender, giving full details of the event and any steps taken or proposed to remedy it;

(s)	on request from the Lender, to give the Lender a certificate signed by two directors of the Borrower which states whether an Event of Default has occurred or is subsisting;

(t)	not to do anything to create any Security Interest over its assets except as created under the Security Documents or permitted to be created under the Security Documents;

(u)	without the Lender’s consent, not to amend any Security Document;

(v)	not, without the Lender’s consent, to:

(i)	provide financial accommodation to any person;

(ii)	permit financial accommodation to remain owing to it by any person; or

(iii)	satisfy any financial accommodation the Borrower now or in the future owes to any person, whether jointly or severally;

(w)	to take all steps which the Lender may reasonably request it to take to procure that the relevant parties to the Security Documents do all things reasonably necessary to ensure that any Security Interest (for the purposes of the PPSA) contained in or constituted by the Security Documents (or a transaction in connection with the Security Documents) is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective (including without limitation re-registration of any charge contained in or constituted by the Security Documents);

(x)	to keep its assets and undertaking insured against such risks and in such amounts as a prudent insurer in the same or similar industry or line of business with it would and to deliver to the Lender upon request a copy of appropriate evidence that all such insurances are in full force and effect and that all relevant premiums have been paid;

(y)	to pay, by their due date, all taxes, rates, fees and other statutory and other contractual charges payable by it; and

(z)	to keep proper accounting and financial records in respect of each of its and its subsidiaries’ financial years.

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6.2	The Borrower undertakes that, without the prior written consent of the Lender, it will not:

(a)	make a substantial change in the nature or scope of its business as presently conducted;

(b)	amend its constitution;

(c)	close or open a bank account;

(d)	change its name or other details; and

(e)	create, or permit to exist any Security Interests over or affecting any property secured by the Security Documents, other than as created by or permitted under a Security Document.

6.3	The obligations and undertakings in this clause 6 remain in full force from the date of this Agreement for so long as the Amount Outstanding or any other amounts are outstanding under any Security Document.

6.4	If, by the Lodgement Date, the Borrower’s tax return has not been lodged with the ATO in accordance with clause 6.1(b), the Lender may determine, in its sole discretion, to review the Borrower’s operations and finances bimonthly.

6.5	If the Lender makes a determination under clause 6.4:

(a)	the Lender will give notice in writing to the Borrower;

(b)	the Borrower must give the Lender’s authorised representative full access to its business premises together with its books and records to enable the Lender to conduct the review of its operations and finances; and

(c)	the Borrower must pay or reimburse the Lender $10,000 (excluding GST) for the costs incurred by it in undertaking each review.

6.6	If requested by the Borrower, the Lender will procure the person(s) undertaking the review of the Borrower’s operations and finances to execute an undertaking to keep all information relating to the Borrower and its business revealed during the conduct of the review confidential and to only use such information for the purpose of conducting the review and reporting thereon to the Lender.

7.	Default

7.1	Each of the following events is an Event of Default:

(a)	the Borrower does not pay on time any amount payable by it under this Agreement in the manner required under it;

(b)	failure to lodge the necessary tax returns, forms and documents by the Lodgement Date with the ATO to receive a tax refund from research and development incentives provided by the ATO;

(c)	a Security Provider ceases or threatens to cease to carry on that Security Provider’s business or a material part of the Security Provider’s business or disposes of or threatens to dispose of substantially all of the Security Provider’s assets;

(d)	there is any change in ownership or control of a Security Provider;

(e)	a Security Provider changes its constitution without the Lender’s prior written consent;

(f)	the amount secured by any charge or Security Interest over a property subject to a Security Document is increased without the Lender’s prior written consent;

(g)	an Insolvency Event occurs in relation to a Security Provider;

(h)	the Borrower does not comply with any other obligation or undertaking under any Security Document and, if the non-compliance can be remedied, does not remedy the non-compliance within five Business Days;

(i)	distress is levied or a judgment, order or Security Interest is enforced, or becomes enforceable, against any property of the Borrower;

(j)	a representation or warranty made, or taken to be made, by or for the Borrower in connection with a Security Document is found to have been incorrect or misleading when made or taken to be made;

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(k)	the Borrower breaches an undertaking in clause 6 and such breach, if capable of remedy, is not remedied within five Business Days;

(l)	the Borrower fails to satisfy the conditions subsequent specified in clause 6 to the reasonable satisfaction of the Lender within the time periods specified in that clause;

(m)	if the authority or power of the Borrower to perform its obligations under this Agreement is revoked or amended so that the Borrower (as the case may be) is unable to fully and duly perform and observe those obligations;

(n)	the continued performance of the obligations of the Borrower under the Security Documents contravenes, or might in the Lender’s opinion contravene, any applicable statute, ordinance, proclamation, rule, order, regulation, moratorium or decree of any Governmental Agency; or

(o)	any Security Document or a transaction in connection with any of them is or becomes (or is claimed to be) wholly or partly void, voidable or unenforceable or does not have (or is claimed not to have) the priority the Lender intended it to have.

7.2	If an Event of Default occurs, then the Lender may declare at any time by notice to the Borrower that:

(a)	the Amount Outstanding and all other amounts which are then due for payment or which will or may become due for payment under this Agreement is either payable on demand or immediately due and payable;

(b)	the Lender’s obligations specified in the notice are terminated; and/or

7.3	The Lender may exercise its rights under 7.2:

(a)	notwithstanding acceptance of any part of any of the amounts payable under this Agreement after the occurrence of any Event of Default;

(b)	notwithstanding the occurrence of any previous or other Event of Default; and

(c)	without the necessity for any notice to, or of any consent or concurrence on the part of, any other person.

8.	Costs and Indemnities

8.1	The Borrower must pay or reimburse the Lender on demand for:

(a)	the Lender’s Costs in, enforcing and doing anything in connection with the Security Documents; and

(b)	all Taxes which are payable in connection with the Security Documents or a payment or receipt or other transaction contemplated by them.

8.2	The Borrower indemnifies the Lender against any liability or loss arising from, and any Costs incurred in connection with:

(a)	an Event of Default;

(b)	the Lender exercising or attempting to exercise a right or remedy in connection with a Security Document after an Event of Default;

(c)	any indemnity the Lender gives a Controller, receiver or administrator of the Borrower.

The Borrower agrees to pay amounts due under the indemnity in clause 8.2 on demand from the Lender.

9.	Notices

9.1	A notice, demand, consent, approval or communication under this Agreement (Notice) must be:

(a)	in writing; and

(b)	marked for the attention of the person, and hand delivered or sent by prepaid post or email to the recipient’s address or email (as the case may be), as specified at the start of this Agreement or as varied by any Notice given by the recipient to the sender.

9.2	A Notice given in accordance with clause 9.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, five Business Days after the date of posting (or ten Business Days after the date of posting if posted to or from a place outside Australia); and

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(c)	if sent by email, one Business Day after the email was sent unless the sender receives an automated message that either:

(i)	delivery of the message failed; or

(ii)	the recipient is ‘out of office’.

10.	PPSA

10.1	The Borrower must do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Lender asks and considers necessary for the purposes of:

(a)	ensuring that the Security Interest is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective;

(b)	enabling the party to apply for any registration, or give any notification, in connection with the Security Interest so that the Security Interest has the priority required by Lender; or

(c)	enabling the beneficiary of that Security Interest to exercise rights in connection with the Security Interest.

11.	General

11.1	This Agreement constitutes the entire agreement between the parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter are replaced by this Agreement and have no further effect.

11.2	The Lender may give the Borrower a certificate about an amount payable or other matter in connection with this Agreement. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

11.3	The Lender may exercise a right or remedy or give or refuse its consent under this Agreement in any way it considers appropriate (including by imposing conditions).

11.4	This Agreement may not be amended or varied unless the amendment or variation is in writing signed by all parties.

11.5	The Borrower does not have, and will not during the term of this Agreement have, any right of set-off or counterclaim or any right to rescind or any other claim with respect to this Agreement by way of cross action against the Lender.

11.6	At any time after an Event of Default, the Lender may set off any amount due for payment by the Lender to the Borrower against any amount due for payment by the Borrower to the Lender under this Agreement.

11.7	Part or all of any provision of this Agreement that is illegal or unenforceable will be severed from this Agreement and will not affect the continued operation of the remaining provisions of this Agreement.

11.8	Waiver of any power or right under this Agreement must be in writing signed by the party entitled to the benefit of that power or right and is effective only to the extent set out in that written waiver.

11.9	Time is of the essence in this Agreement in respect of an obligation of the Borrower to pay money.

11.10	The Lender’s rights and remedies under this Agreement are in addition to and do not replace or limit any other rights or remedies that they may have independently of this Agreement.

11.11	The indemnities in this Agreement are continuing obligations, independent of the Borrower’s other obligations under this Agreement and continue after this Agreement ends. It is not necessary for the Lender to incur expense or make payment before enforcing a right of indemnity under this Agreement.

11.12	This Agreement may be executed in any number of counterparts and all counterparts taken together will constitute one document.

11.13	The Borrower acknowledges that it has received legal advice about the terms and effect of this Agreement or has had the opportunity of receiving such legal advice.

11.14	This Agreement will be governed by and construed in accordance with the laws in force in the State of New South Wales and each party submits to the non-exclusive jurisdiction of the courts of that State.

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